United states
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                        Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN Report

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On November 13, 2007, at the organizational meeting of the Board of Directors (“Board”) of Ethan Allen Interiors Inc. (the “Company”), the Board appointed John P. Birkelund, 77, as an independent Director of the Company to serve for a term to expire in 2008. Mr. Birkelund will be a member of the Nominations/Corporate Governance Committee and shall be entitled to the standard compensation available to all non-employee directors.

Mr. Birkelund co-founded Saratoga Partners in 1984 and serves as its Managing Director as well as a member of the Saratoga Partners Investment Committee since its inception. He joined Dillon Read & Co., Inc. in 1981. Mr. Birkelund served successfully as President, Chief Executive and Chairman from 1981 to 1997 when the firm was sold to Swiss Bank. Prior to joining Dillon Read, Mr. Birkelund co-founded New Court Securities in 1967 (now Rothschild, Inc.) and served as its Chairman and Chief Executive Officer and as a non-executive director of N.M. Rothschild & Sons.

Mr. Birkelund is a past director of the New York Stock Exchange and the Securities Industry Association and, in recent years, served on the corporate boards of N.M. Rothschild & Co., Barings Brothers, C.R. Bard, Copperweld Corporation, Darden Restaurants, NacRe Corporation, Lenox, Inc., and the advisory boards of the European Bank for Reconstruction & Development and ORIX USA Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: November 16, 2007	By:	/s/ M. Farooq Kathwari
M. Farooq Kathwari
Chairman, President and Chief Executive Officer